EXHIBIT 23(2)
DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244
November 5, 2010
Hess Corporation
1185 Avenue of the Americas
New York, New York 10036
Ladies and Gentlemen:
     We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, under the heading “Oil and Gas Reserves-Reserves Audit” in Hess Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and to the inclusion of our third party letter report dated November 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by Hess Corporation, as of December 31, 2009, (our “Report”) as an exhibit to Amendment No. 1 to Hess Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2009. We also consent to the incorporation by reference of our Report in the Registration Statements filed by Hess Corporation on Form S-3 (No. 333-157606) and Form S-8 (No. 333-43569, No. 333-94851, No. 333-115844, No. 333-150992 and No. 333-167076).

Very truly yours,
/s/ DEGOLYER AND MACNAUGHTON

DEGOLYER AND MACNAUGHTON